Exhibit (p)(25)
CWAM Code of Ethics
Amended March 12, 2010
Amended February 16, 2010
Amended February 10, 2010
Amended January 1, 2010
Amended October 27, 2009
Amended January 1, 2009
Amended August 25, 2008
Amended July 1, 2008
Amended November 20,2007
(Effective January 2, 2007)

CWAM Code of Ethics
Revised 3/12/10

Overview	4
Part I — Statement of General Principles	6
A. Compliance with the Spirit of the Code	7
B. Federal Law Prohibits Fraudulent and Deceptive Acts	7
C. Compliance with other CWAM and Ameriprise Policies	8
D. Contacts for Questions and Reporting Violations of this Code	8
E. Training and Education	8
Part II — Prohibited Transactions and Activities	9
A. Prohibited Transactions in Mutual Funds	9
1. Short-Term Trading Prohibition	9
2. Late Trading Prohibition	9
3. Market Timing Prohibition	9
B. Prohibited Transactions in Reportable Securities	10
1. Client Conflict	10
2. Fifteen Calendar Day Blackout Period	10
3. IPOs and Limited Offerings	10
4. Short-Term Trading (60 Calendar Days)	11
5. Selling Short and Transactions Involving Certain Derivatives	12
6. Bank of America Closed-end Funds	12
7. Excessive Trading	12
C. Other Prohibitions	12
1. Disclosure of Nonpublic Information	12
2. Restriction on Service as Officer or Director by Covered Persons	12
3. Participation in Investment Clubs	12
4. Additional Restrictions for Specific Sub-Groups	13
D. Additional Trading Restrictions Applicable to Investment Persons	13
1. IPOs and Limited Offerings	13
2. Client Account Priority	13
3. Trade Restrictions Pertaining to Portfolio Managers	13
4. Trade Restrictions Pertaining to Analysts	14
5. Gifts	15
E. Exemptions	15
Part III — Pre-Clearance of Transactions	17
A. General Requirement to Pre-clear	17
B. Procedures	17
C. Exemptions	17
Part IV — Administration and Reporting Requirements	19
A. Annual Code Coverage Acknowledgment and Compliance Certification	19
B. Reporting Requirements for Covered Persons	19
C. Exceptions from the above Reporting Requirements	20
D. Code Administration	20
Part V — Penalties for Non-Compliance	21
Part VI —Code Requirements for Ameriprise/CMIA and Threadneedle Associates	23
A. Pre-clearance of Transactions	23
B. Reporting and Certifications	24
C. Penalties for Non-Compliance	24
Appendix A — Beneficial Ownership	25
Appendix B — Definitions	28

Part I

CWAM Code of Ethics
Revised 3/12/10

Appendix C — Other CWAM and Ameriprise Policies	31
Appendix D — Reportable Funds	32
Part I

CWAM Code of Ethics
Revised 3/12/10
Overview
This Code of Ethics (the “Code”) covers a wide range of ethical conduct with a focus on obligations with respect to personal securities trading. You are obligated to comply with the terms of this Code, and thus you are a “Covered Person” for purposes of this Code, if you have been notified by the Compliance Department (“Compliance”) of Columbia Wanger Asset Management (“CWAM”) that this Code applies to you.
You will be notified by Compliance that this Code applies to you if you are a director, officer or employee of CWAM.
Ameriprise (including legacy Columbia Management associates, now “CMIA”) and Threadneedle associates who are not employees of CWAM will be notified if this Code applies to them due to their status as a support partner of CWAM.
Code Coverage
If you have been notified that you are a Covered Person under the CWAM Code, your responsibilities will depend on your employment status with CWAM, Ameriprise/CMIA, or Threadneedle and its affiliates, as follows:
1.	CWAM Employees, Directors, Officers

You are responsible for satisfying all requirements of the Code, excluding Part VI.

2.	Ameriprise Employees who are not covered under the CMIA Investment Adviser Code of Ethics

You are responsible for satisfying all requirements of the Code, excluding Part VI.

3.	Ameriprise/CMIA Fund Administration Associates (who are covered by the CMIA Investment Adviser Code of Ethics) and Threadneedle Equity Aggregation Associates

You are responsible for satisfying the requirements outlined in Part VI of the Code.
Certain Covered Persons, including but not limited to portfolio managers and research analysts, may also be designated by Compliance as “Investment Persons” and have heightened responsibility under this Code. Investment Persons are obligated to comply with all provisions of the Code applicable to Covered Persons and additional provisions applicable to Investment Persons. If you are registered with the National Association of Securities Dealers (“NASD”) you may have additional obligations not identified in this Code due to such registration.
If you believe you should have been notified by Compliance that this Code applies to you and have not been so notified, you are obligated to contact Compliance.
Certain provisions of this Code apply to securities you beneficially own, or securities that you intend to beneficially acquire. Beneficial Ownership is defined in Appendix A and includes, among other things, securities held by members of your immediate household.
Part I

CWAM Code of Ethics
Revised 3/12/10
Part I of this Code sets forth certain general principles relating to the Code. Part II identifies certain prohibited transactions and activities. Part III identifies your obligation to pre-clear your personal security transactions. Part IV identifies your reporting obligations with respect to your personal securities transactions and holdings. Part V sets forth sanctions for failure to comply with this Code. Part VI identifies reporting and pre-clearance procedures applicable only to the Ameriprise/CMIA Fund Administration Group, and other Ameriprise or Threadneedle associates who have been so notified.
The CWAM Code of Ethics Committee (the “Committee”) is responsible for enforcing compliance with this Code. Failure to comply with this Code may result in disciplinary action, including termination of employment.
This Code is intended to satisfy the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 of the Investment Company Act of 1940 (the “Investment Company Act”). In addition, this Code is intended to satisfy certain NASD requirements for registered personnel.
Terms used herein that are both capitalized and bolded have the meaning set forth in Appendix B.
Part I

CWAM Code of Ethics
Revised 3/12/10
Part I — Statement of General Principles
Our relationship with our Clients is fiduciary in nature. A fiduciary has an affirmative duty of care, loyalty, honesty and good faith. A number of specific obligations flow from the fiduciary duty we owe to our Clients, including:
•	To act solely in the best interests of Clients and to make full and fair disclosure of all material facts, particularly where CWAM’s interest may conflict with those of its Clients;

•	To have a reasonable, independent basis for our investment advice;

•	To ensure that our investment advice is suitable to the Client’s investment objectives, needs and circumstances;

•	To refrain from effecting personal securities transactions inconsistent with our Clients’ interests;

•	To obtain best execution for our Clients’ securities transactions;

•	To refrain from favoring the interest of a particular Client over the interests of another Client;

•	To keep all information about Clients (including former Clients) confidential, including the Client’s identity, Client’s securities holdings information, and other non-public information; and

•	To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented.
All Covered Persons are in a position of trust and that position of trust dictates that you act at all times with the utmost integrity, avoid any actual or potential conflict of interest (described below), and not otherwise abuse that position of trust. As a fiduciary, you are required to put the interests of our Clients before your personal interests. All Covered Persons have a fiduciary duty with respect to each and all of our Clients.
A conflict of interest is any situation that presents an incentive to act other than in the best interest of a Client. A conflict of interest may arise, for example, when a Covered Person engages in a transaction that potentially favors: (i) CWAM’s interests over a Client’s interest, (ii) an associate’s interest over a Client’s interest, or (iii) one Client’s interest over another Client’s interest.
CWAM has adopted various policies designed to prevent, or otherwise manage, conflicts of interest. To effectively manage conflicts of interest, all Covered Persons must seek to prevent conflicts of interest, including the appearance of a conflict. Covered Persons must be vigilant about circumstances that present a conflict of interest and immediately seek assistance from their manager or one of the other resources identified in Part I.D of this Code.
Independence in the investment decision-making process is paramount. All Covered Persons must avoid situations that might compromise or call into question their exercise of independent judgment in the interest of Clients. For example, Covered Persons should not take personal advantage of unusual or limited investment opportunities appropriate for Clients.
Part I

CWAM Code of Ethics
Revised 3/12/10
The general principles discussed in this section govern all conduct, regardless of whether or not such conduct is also covered by more specific standards and procedures set forth in other sections of this Code.
A.	Compliance with the Spirit of the Code
The Committee recognizes that sound, responsible personal securities investing is an appropriate activity when trading is not excessive in nature, when it is conducted consistent with the Code and when it does not cause any actual, potential or apparent conflict of interest.
The Committee will not tolerate personal securities trading activity that is inconsistent with duties to our Clients or that injures the reputation and professional standing of our organization. Technical compliance with the specific requirements of this Code will not insulate you from sanction should a review of your personal securities trades indicate breach of your duty of loyalty to a Client or otherwise pose harm to our organization’s reputation.
The Committee has the authority to grant written waivers of the provisions of this Code. It is expected that this authority will be exercised only in rare instances.
B.	Federal Law Prohibits Fraudulent and Deceptive Acts
All Covered Persons are required to comply with all Federal Securities Laws, including but not limited to Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act and the anti-fraud provisions of both the Advisers Act and Investment Company Act.
The Advisers Act makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons.
The Investment Company Act makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company, as well as certain other persons, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the investment company:
1.	To employ any device, scheme or artifice to defraud the fund;

2.	To make to the fund any untrue statement of a material fact or omit to state to the fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the fund; or

4.	To engage in any manipulative practice with respect to the fund.
Part I

CWAM Code of Ethics
Revised 3/12/10
C.	Compliance with other CWAM and Ameriprise Policies
Compliance with this Code is in addition to your obligation to comply with other CWAM and Ameriprise policies that may be applicable to you.
All Covered Persons (with the exception of Threadneedle associates) who maintain personal investment accounts must comply with the Ameriprise Limited Choice Policy. Unless an exception has been granted, that policy requires Covered Persons to maintain their current and any new Associate Accounts with Merrill Lynch, Ameriprise, or Charles Schwab.
Covered Persons are subject to additional policies, including but not limited to the following (also set forth in Appendix C):
•	CWAM Statement of Operations and Supervisory Procedures Manual

•	CWAM Information Wall Policy

•	CWAM Misuses of Material Nonpublic Information Policy

•	CWAM Portfolio Holdings Disclosure Policy

•	CWAM Gifts and Entertainment Policy

•	CMIA Investment Adviser Code of Ethics for Covered Persons (for Ameriprise/CMIA associates)
D.	Contacts for Questions and Reporting Violations of this Code
Each Covered Person must promptly report any conduct that he or she reasonably believes constitutes or may constitute a violation of the Code. Covered Persons must promptly report all relevant facts and circumstances relating to such potential violation of the Code to the Chief Compliance Officer (“CCO”; currently, Joe LaPalm at 312-634-9829).You will not be retaliated against for reporting information in good faith in accordance with this policy.
In addition, if you have any questions relating to a personal securities transaction, you may call Compliance directly or send an email to “DG 227w-Compliance Dept” and if you have any questions relating to the conflict of interest provisions of this Code, you may contact Joe LaPalm at 312-634-9829.
E.	Training and Education
Training on this Code will occur periodically. All Covered Persons are required to complete all assigned training and read any applicable materials.
Part I

CWAM Code of Ethics
Revised 3/12/10
Part II — Prohibited Transactions and Activities
Part II of the Code focuses on personal securities trading and identifies certain prohibited transactions and activities. In the event there is a stated exception to a prohibited transaction and you qualify for the exception, you are not relieved of any other obligation you may have under this Code, including any requirement to pre-clear (see Part III) and report (see Part IV) the transaction.
A. Prohibited Transactions in Mutual Funds
1. Short-Term Trading Prohibition.
No Covered Person may engage in the purchase and subsequent sale or exchange of the same class of shares of a Reportable Fund (an open-end mutual fund managed by Bank of America or its subsidiaries, except for money market and short-term bond funds, as listed in Appendix D) within 60 calendar days of one another. Funds held in an Ameriprise401(k) account or other retirement plan shall be subject to the short-term trading prohibitions of that plan. Therefore, if a Covered Person purchases shares of a Reportable Fund outside of an Ameripriseretirement plan, he or she will not be permitted to sell or exchange any shares of that fund, including shares previously purchased, for at least 60 calendar days. Day 1 of the 60-day holding period is the day a Covered Person purchases shares of a Reportable Fund. The Covered Person may sell or exchange the shares on Day 61. The CCO has the authority to grant exceptions to the requirements of this section; however, such exceptions will be granted in only rare cases of hardship or other unusual circumstances, or where shares were purchased as part of an Automatic Investment Plan. Ameriprise/CMIA Associates who are so notified shall follow the short-term trading prohibition of the CMIA Investment Adviser Code of Ethics.
2. Late Trading Prohibition.
Late Trading of mutual funds, wherein an order for mutual fund shares is placed after the fund is closed for the day and the transaction is priced using the closing price for that day, is illegal. No Covered Person shall engage in any such Late Trading transaction in mutual fund shares. In addition to being illegal, Late Trading presents a conflict of interest and a violation of fiduciary duty.
3. Market Timing Prohibition.
No Covered Person shall engage in mutual fund Market Timing activities. The Committee believes that the interests of a mutual fund’s long-term shareholders and the ability of a mutual fund to manage its investments may be adversely affected when fund shares are repeatedly bought, sold or exchanged by any individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice, known as Market Timing can occur in direct purchases and sales of mutual fund shares, through rapid reallocation of funds held in a 401(k) plan or similarly structured retirement plan or other accounts invested in mutual fund assets, or through the rapid reallocation of funds held in variable annuity and variable life policies invested in mutual fund assets. In addition to being prohibited by this Code, mutual fund Market Timing presents a conflict of interest and is a violation of fiduciary duty.
Part II

CWAM Code of Ethics
Revised 3/12/10
B. Prohibited Transactions in Reportable Securities
1.	Client Conflict.
No Covered Person shall purchase or sell, directly or indirectly, any Reportable Security (all corporate securities, Closed-end Funds, and exchange traded funds, further defined in Appendix B) in which such person had, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership when, at the time of such purchase or sale, the Covered Person knew, or should have known, that the same class of security:
•	is the subject of an open buy or sell order for a Client Account; or
•	is Being Considered for Purchase or Sale by a Client Account.
2. Fifteen Calendar Day Blackout Period.
No Covered Person shall purchase or sell any Reportable Security within a period of seven calendar days before or after a purchase or sale of the same class of security by a Client Account. For example, if a security is traded in a Client Account on a Monday, then Tuesday will be considered Day 1 and the following Monday will be considered Day 7. A Covered Person may trade the security on Day 8 (Tuesday). Similarly, if a Covered Person trades a security on a Monday, a violation will occur if the security is traded in a Client Account prior to the following Tuesday. The spirit of this Code requires that no Covered Person intentionally delay trades on behalf of a Client Account so that their own personal trades avoid falling within the fifteen day blackout period.
3. IPOs and Limited Offerings.
No Covered Person shall acquire Beneficial Ownership of securities in an IPO or Limited Offering except with the prior written approval of the CCO. Covered Persons registered with the NASD are prohibited from investing in IPOs. Investment Persons may invest in IPOs but are subject to the additional restrictions outlined in Part II.D.1, below. In approving such acquisition, the CCO must determine that the acquisition does not conflict with the Code or its underlying policies, that the investment opportunity could not instead be reserved for Clients, and that the opportunity has not been offered to the Covered Person because of the Covered Person’s relationship with Ameriprise, CWAM, or a Client. The CCO may approve acquisition under certain circumstances, such as:
•	An opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the Covered Person’s ownership of an insurance policy issued by the IPO company or an affiliate of the IPO company conveys the investment opportunity;

•	An opportunity resulting from the Covered Person’s pre-existing ownership of an interest in the IPO company or status of an investor in the IPO company; or

•	An opportunity made available to the Covered Person’s spouse, in circumstances permitting the CCO reasonably to determine that the opportunity is being made
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CWAM Code of Ethics
Revised 3/12/10
available for reasons other than the Covered Person’s relationship with Ameriprise, CWAM, or its Clients (for example, because of the spouse’s employment).
4. Short-Term Trading (60 Calendar Days).
Covered Persons may not profit from any purchase and sale of the same class of Reportable Security within any period of 60 calendar days or less. Ameriprise/CMIA and Threadneedle Associates should follow the short-term trading policies of their own codes. Note, regarding this restriction, that:
(a)	The 60 calendar day restriction period commences on the day of purchase of any Reportable Security. The Covered Person may sell the Reportable Security for a profit on Day 61, where Day 1 was the day of the purchase of the Reportable Security.

(b)	The 60-day restriction applies on a “last in, first out basis.” As a result, a Covered Person (or Family/Household Member) may not buy and sell the same class of Reportable Security within 60 days even though the specific shares or other securities involved may have been held longer than 60 days, when doing so will result in a profit to the Covered Person.

(c)	Purchase and sale transactions in the same security within 60 days that result in a loss to the Covered Person (or Family/Household Member) are not restricted.

(d)	The 60-day restriction does not apply to the exercise of options to purchase shares of BAC or Ameriprise stock, or stock of another company whose options have been awarded as part of a compensation program, and the immediate sale of the same or identical shares, including so-called “cashless exercise” transactions.

(e)	Strategies involving corporate securities options with expirations of less than 60 days may result in violations of the short-term trading ban.

(f)	Involuntary transactions that are the result of unforeseen corporate activity occurring within 60 days of purchase are not restricted.

(g)	Exceptions to the short-term trading ban may be requested in writing, addressed to the CCO, in advance of a trade and will generally be granted only in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. Circumstances that could provide the basis for an exception from short-term trading restriction might include, for example, among others:
•	the disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long-term investment; or

•	the Covered Person’s economic circumstances materially change in such a manner that enforcement of the short-term trading ban would result in the Covered Person being subjected to an avoidable, inequitable economic hardship.

•	An irrevocable charitable gift of securities provided no abuse is intended.

•	Instances where the purchase was part of an Automatic Investment Plan.
Part II

CWAM Code of Ethics
Revised 3/12/10
5. Selling Short and Transactions Involving Certain Derivatives
No Covered Person may sell short any Reportable Security; provided, however, that Covered Persons may sell short against broad market indexes and “against the box.”
No Covered Person may write a “naked” call option on any Reportable Security or purchase a put option on any Reportable Security; provided, however, that Covered Persons may write a covered call or buy a protective put on a Reportable Security.
6. Bank of America Closed-end Funds.
No Covered Person shall acquire Beneficial Ownership of securities of any Closed-end Fund advised by BAC except with the prior written approval of Compliance.
7. Excessive Trading.
Covered Persons are strongly discouraged from engaging in excessive trading for their personal accounts. Trading activity of Covered Persons that, by the sole determination of management, interferes with daily responsibilities is prohibited. Covered persons who are warned of excessive trading by Compliance must appropriately reduce trading activity or will be subject to disciplinary action.
C. Other Prohibitions
1. Disclosure of Nonpublic Information.
Covered Persons are prohibited from disclosing to persons outside of CWAM any material nonpublic information about any Client, the securities investments made on behalf of a Client, information about contemplated securities transactions, or information regarding our trading strategies, except as required to effectuate securities transactions on behalf of a Client or for other legitimate business purposes. Disclosure of nonpublic information is a breach of fiduciary duty.
2. Restriction on Service as Officer or Director by Covered Persons.
Covered Persons are prohibited from serving as an officer or director of any publicly traded company, other than Ameriprise or its affiliates, absent prior authorization from Compliance based on a determination that the board service would not be inconsistent with the interests of any Client. A Covered Person serving as a director or officer of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director or officer.
3. Participation in Investment Clubs.
Covered Persons (including with respect to assets that are beneficially owned by the Covered Person) may participate in private investment clubs or other similar groups only upon advance written approval from Compliance, subject to such terms and conditions as Compliance may determine to impose. Investment Persons may not begin participation in private investment clubs or other similar groups.
Part II

CWAM Code of Ethics
Revised 3/12/10
4. Additional Restrictions for Specific Sub-Groups.
Specific sub-groups in the organization may be subject to additional restrictions, as determined by Compliance. Compliance shall keep separate applicable procedures and communicate accordingly to these groups.
D. Additional Trading Restrictions Applicable to Investment Persons
1. IPOs and Limited Offerings.
All Investment Persons are required to obtain written manager pre-approval for personal investments in IPOs and Limited Offerings. This means you are required to obtain approval from your immediate manager or their designee. After obtaining manager pre-approval, Investment Persons must obtain pre-approval from the CCO.
Investment Persons who have been authorized to acquire securities in a Limited Offering are required to disclose that investment to their manager when the Investment Person plays a role in any Client’s subsequent consideration of an investment in the issuer. In such circumstances, the decision to purchase securities of the issuer for the Client should be made either by another employee or, at a minimum, should be subject to an independent review by investment personnel with no personal interest in the issuer.
2. Client Account Priority
The Funds and Client Accounts under management shall be given priority when investment opportunities arise. Portfolio Managers and Analysts may not execute transactions for their personal accounts without first determining whether the transaction is appropriate for a Fund or Client Account.
Analysts at CWAM are assigned industry coverage areas. Portfolio Managers at CWAM are also assigned coverage areas, in addition to their overall responsibility for Funds and Client Accounts. All Portfolio Managers and Analysts must comply with the pre-clearance and reporting restrictions of this Code, and are, in addition, subject to the following restrictions. A security is “followed by CWAM” for purposes of this Section if it has been entered into CWAM’s Equity Research Data Base.
3. Trade Restrictions Pertaining to Portfolio Managers
(a)	Purchases
i.	Portfolio Managers may not purchase any securities owned by CWAM and within the coverage area of that Portfolio Manager, or not within the coverage area of that Portfolio Manager but held by the Funds or Client Accounts managed by the Portfolio Manager, unless the Funds and Client Accounts have reached their collective maximum capacity in a security under CWAM’s internal policies and regulatory limits (ie. 14.5% or a lower limit where applicable.) Securities eligible for this exemption must be pre-cleared using Form D, and are subject to approval by the Chief Investment Officer prior to personal investment. The Portfolio Manager may not sell the security unless and until all Fund or Client Accounts completely dispose of that security, and the Portfolio Manager must then hold the security for an additional 60 days. Any sales
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CWAM Code of Ethics
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on behalf of the Funds or Client Accounts must first be approved by the Chief Investment Officer in writing.
ii.Portfolio Managers may not purchase securities followed by CWAM and within the coverage area of that Portfolio Manager.

iii.Portfolio Managers may not purchase any security that is within the investment parameters established by the Funds or Client Accounts managed by the Portfolio Manager UNLESS:
•	It is outside the Portfolio Manager’s coverage area;

•	The Analyst responsible for that coverage area declines the investment opportunity on behalf of the Funds and Client Accounts advised by the Portfolio Manager; and

•	The Analyst’s conclusion is provided in writing to Compliance in advance of the transaction.

•	The security is an Exchange-Traded Fund and the Portfolio Manager notifies all other Portfolio Managers of his or her intent to invest in an Exchange-Traded Fund in his or her coverage area. The Portfolio Manager must send this notification by email, copy the Compliance Department, and explain whether an investment review meeting is warranted to discuss the industry, region, or coverage area. Any Portfolio Manager may decide whether to hold such a meeting.
(b)	Sales

Absent a showing of hardship or other extraordinary circumstances, a Portfolio Manager who owns a security that is later purchased by the Fund or Client Accounts advised by that Portfolio Manager may not sell that security unless and until the Fund or Client Accounts completely dispose of that security. Sales of that security from any Fund or Client Account must first be approved by the Chief Investment Officer in writing.

(c)	Securities Later Proposed for Fund or Client Accounts

A Portfolio Manager may purchase a security that at the time of purchase is not a suitable investment for that Portfolio Manager’s Funds or Client Accounts, or is not recommended for the Funds or Client Accounts by the Analyst responsible for that coverage area. If at a later date the security becomes suitable and the Analyst wishes to recommend it for the Funds or Client Accounts, and the Portfolio Manager does not wish to invest in the security for the Funds or Client Accounts, then the Portfolio Manager must provide this conclusion in writing to Compliance and the Chief Investment Officer. The CIO shall determine the appropriate course of action regarding the potential investment.
4. Trade Restrictions Pertaining to Analysts
(a)	Purchases

i.Analysts may not purchase any security within their coverage areas that is owned by the Funds or Client Accounts unless the Funds and Client Accounts have reached
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CWAM Code of Ethics
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their collective maximum capacity in a security under CWAM’s internal policies and regulatory limits (ie. 14.5% or a lower limit where applicable.) Securities eligible for this exemption must be pre-cleared using Form D, and are subject to approval by the Chief Investment Officer prior to personal investment. The Analyst may not sell the security unless and until all Fund or Client Accounts completely dispose of that security, and the Analyst must then hold the security for an additional 60 days. Any sales on behalf of the Funds or Client Accounts must first be approved by the Chief Investment Officer in writing.

ii.Analysts may not purchase any security within their coverage areas that is followed by CWAM.

iii.Analysts may not purchase any security within their coverage areas UNLESS:
•	The investment is inappropriate for Funds or Client Accounts because it is not within their investment parameters or is otherwise unsuitable;

•	The purchase is approved in advance and in writing by the CIO based on that person’s independent decision to decline the investment opportunity on the basis that the security is inappropriate for Funds or Client Accounts, or is otherwise unsuitable; and

•	The Chief Investment Officer’s conclusion is provided in writing to Compliance in advance of the transaction.

•	The security is an Exchange-Traded Fund and the Analyst notifies all of the Portfolio Managers of his or her intent to invest in an Exchange-Traded Fund in his or her coverage area. The Analyst must send this notification by email, copy the Compliance Department, and explain whether an investment review meeting is warranted to discuss the industry, region, or coverage area. Any Portfolio Manager may decide whether to hold such a meeting.
(b)	Sales

Absent a showing of hardship or other extraordinary circumstances, an Analyst who owns a security within his or her coverage area that is later purchased by the Fund or Client Accounts may not sell that security unless and until the Fund or Client Accounts completely dispose of that security. Sales of that security from any Fund or Client Accounts must first be approved by the Chief Investment Officer in writing.
5. Gifts
Notwithstanding the restrictions above, an Investment Person may make an irrevocable gift of securities to a charitable organization, provided any such gift is first approved by Compliance.
E. Exemptions
The following transactions are exempt from the prohibitions contained in this Part II:
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CWAM Code of Ethics
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•	Transactions effected pursuant to an Automatic Investment Plan. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

•	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

•	Transactions that are involuntary on the part of the Covered Person (e.g., stock splits and automatic conversions including redemptions, mergers and acquisitions).

•	Transactions effected in any account in which the Covered Person may have a beneficial interest, but no direct or indirect Influence or Control of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.

•	Securities issued by BAC; provided, however, that this exemption does not apply to BAC securities purchased in a Limited Offering. BAC securities are subject to the short-term trading provisions of this Code and the standards of conduct and liability discussed in the Bank of America Corporation’s General Policy on Insider Trading.

•	Such other transactions as the Committee shall approve in their sole discretion, provided that Compliance shall find that such transactions are consistent with the Statement of General Principles of this Code and applicable law. The Committee shall maintain a record of the approval and will communicate to the Covered Person’s manager(s).
Part II
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CWAM Code of Ethics
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Part III — Pre-Clearance of Transactions
A. General Requirement to Pre-clear
Covered Persons must pre-clear all transactions, except as exempted below, in Reportable Securities in which they have, or intend to acquire, Beneficial Ownership. In addition, Covered Persons must pre-clear all redemptions or exchanges of Reportable Funds. Ameriprise/CMIA and Threadneedle Associates who are covered by the CMIA Investment Adviser or Threadneedle Codes of Ethics in addition to this CWAM Code, are required to follow only the pre-clearance instructions outlined in Part VI of this Code.
B. Procedures
In order to pre-clear a transaction, Covered Persons shall email CWAM Compliance with the request, specifying the Reportable Security or Reportable Fund, and shall not effect a trade until approval is granted by CWAM Compliance. Covered Persons may allow a spouse or family member to email CWAM Compliance directly, but the spouse or family member must copy the Covered Person on the email request. Pre-clearance approvals are valid until 3:00 pm central time of the next business day after approval. For example, if a pre-clearance approval is granted on Tuesday, the approval is valid until 3:00 pm central time Wednesday. In certain rare instances when a trade cannot be completed during the time allowed, CWAM Compliance may elect to issue an extended approval .
C. Exemptions
The following transactions are exempt from the pre-clearance requirement:
•	Transactions in BAC and Ameriprise Retirement Plans.

•	Transactions in Company-Directed 401(k) Plans (provided they do not hold Reportable Funds or Reportable Securities).

•	Transactions in municipal securities and foreign government debt obligations.

•	Opening a 529 Plan, or transactions in 529 Plans.

•	Transactions by Covered Persons on leave that do not have home access to CWAM’s data; provided, however, that transactions by Covered Persons on leave with home access are not exempt from the pre-clearance requirements.

•	Transactions effected in any account in which the Covered Person may have a beneficial interest, but no direct or indirect Influence or Control of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.

•	Transactions effected pursuant to an Automatic Investment Plan. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan. This will include individual transactions effected pursuant to a 10b-5-1 Plan implemented for corporate executives who qualify for such plans, however the initial plan must be submitted to Compliance for approval, and Compliance must be notified if any changes are made to the pre-determined investment scheme.
Part III

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•	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

•	Transactions that are involuntary on the part of the Covered Person (e.g., stock splits, automatic conversions).

•	Such other transactions as the Committee shall approve in their sole discretion, provided that Compliance shall find that such transactions are consistent with the Statement of General Principles of this Code and applicable law. The Committee shall maintain a record of the approval and will communicate to the Covered Person’s manager(s).
Part III

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Part IV — Administration and Reporting Requirements
A. Annual Code Coverage Acknowledgment and Compliance Certification
All Covered Persons will annually furnish acknowledgment of coverage (including Family/Household Members) under, and certification of compliance with, this Code. Copies of this Code and any amendments to the Code are required to be provided to all Covered Persons. All Covered Persons are required to provide acknowledgment of their receipt of the Code and any amendments.
B. Reporting Requirements for Covered Persons
You must report holdings of you and your Family/Household Members of Reportable Securities and Reportable Funds.
You must also report accounts in which you or any Family/Household Member have direct or indirect ownership interest that are capable of holding Reportable Securities or Reportable Funds, including accounts such as those with broker-dealers, banks, fund companies and insurance companies (“Investment Accounts”), as well as 529 Plans. Therefore, even if an Investment Account does not currently contain Reportable Securities or Reportable Funds, you are obligated to report the existence of such Investment Account if it has the capacity to hold such securities.
The information you report regarding your Investment Accounts and holdings of Reportable Securities and Reportable Funds must not be more than 45 days old. With the exception of Ameriprise/CMIA and Threadneedle Associates covered under the CMIA Investment Adviser or Threadneedle Codes of Ethics, who shall follow the procedures described in Part VI of this Code, such reporting by all other Covered Persons is required as follows:
•	By the 10th calendar day after becoming a Covered Person, you must report such holdings, acknowledge that you have read and understand this Code, that you understand that it applies to you and to your Family/Household Members and that you understand that you are a Covered Person (and, if applicable, an Investment Person) under the Code (Form A).

•	By the 25th calendar day following the end of the calendar quarter, all Covered Persons are required to provide Compliance with a report of their Investment Accounts (including Investment Accounts opened during the quarter) and all transactions, whether automatic or voluntary, in Reportable Securities and Reportable Funds during the quarter (Form B).

•	By the 25th calendar day after the end of the calendar year, Covered Persons are required to provide Compliance with a detailed annual report of their holdings of any Reportable Securities and Reportable Funds (Form C).
     Each Covered Person shall cause every broker-dealer or investment services provider with whom he or she (or a Family/Household Member) maintains an Investment Account to provide duplicate periodic statements and trade confirmations to Compliance for all accounts holding or transacting trades in Reportable Securities or Reportable Funds, with the exception
Part IV

CWAM Code of Ethics
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of 529 Plans, which must be reported but do not necessitate providing duplicate statements. All duplicate statements and confirmations should be sent to the following address:
Compliance Department
Columbia Wanger Asset Management
227 W. Monroe Street, Suite 3000
Chicago, IL 60606
C. Exceptions from the above Reporting Requirements
The designation of any Covered Person on an official leave of absence will be reviewed by the CCO to determine whether the individual should still be considered a Covered Person. The CCO will consider factors such as whether the employee continues to have password access to electronic firm and client data and whether the employee continues to be in contact with other Covered Persons at the firm. If the CCO determines the individual is not a Covered Person, the individual will be exempt from the above reporting requirements while on leave. However, any Covered Person on an official leave of absence with such access will be responsible for the above reporting.
The following Investment Accounts do not need to be reported, and therefore transactions within these accounts also do not need to be reported:
•	BAC and Ameriprise Retirement Plans

•	Company-Directed 401(k) Plans (provided they are not capable of holding any Reportable Funds or Reportable Securities)

•	Accounts in which a Covered Person has Beneficial Ownership but not investment discretion, Influence or Control, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.
D. Code Administration
The Committee has charged Compliance with the responsibility of day-to-day administration of this Code. Compliance will quarterly provide reports to the Committee that will include all material violations noted during the period. The quarterly report will include associate name, job title, manager name, description of the violation, and a record of any recommended sanction.
The CCO shall report any relevant issues to the respective Fund CCO and mutual fund board of trustees as required by Rule 17j-1 of the Investment Company Act and such fund’s code of ethics.
Part IV

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Part V — Penalties for Non-Compliance
Upon discovering a violation of the Code, Compliance shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal, etc.). Following those corrective efforts, the Committee may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. It is important to note that violations of the Code may occur without employee fault (e.g., despite pre-clearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary. Violations of the Code include, but are not limited to the following:
•	Execution of a personal securities transaction without pre-clearance;

•	Execution of a personal securities transaction with pre-clearance, but Client account activity in the same issuer occurs within seven days of the employee’s personal securities transaction;

•	Execution of a personal securities transaction after being denied approval;

•	Profiting from short-term trading of Reportable Securities (60 calendar days);

•	Trading Reportable Funds in violation of the 60 day restriction;

•	Failure to disclose the opening or existence of an Investment Account;

•	Failure to obtain prior approval of a purchase of an IPO or shares in a Limited Offering; and

•	Failure to timely complete and return periodic certifications and acknowledgments.
The Committee will consider the specific facts and circumstances of any violations and will determine appropriate sanctions. Factors to be considered during any review would include but are not limited to:
•	Whether the act or omission was intentional or voluntary;

•	Whether mitigating or aggravating factors existed;

•	The person’s history or prior violations of the Code;

•	The person’s cooperation, acknowledgment of transgression and demonstrable remorse;

•	The person’s position within the firm (i.e., whether the employee is deemed to be a Covered Person or Investment Person);

•	Whether the person transacted in the security of an issuer in which his/her product area has invested or could invest;

•	Whether the person was aware of any information concerning an actual or contemplated investment in that same issuer for any Client account; and

•	Whether the price at which the personal securities transaction was effected was more advantageous than the price at which the Client transaction in question was effected.
The type of sanctions to be imposed include, but are not limited to, oral or written warnings, trade reversals, disgorgement of profits, monetary fines, suspension or termination of personal
Part V

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trading privileges and employment suspension or termination. Failure to adhere to the Code provisions and cooperate with Compliance could also affect a person’s performance review, potentially having an impact on compensation.
Part V

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Part VI —Code Requirements for Ameriprise/CMIA and Threadneedle Associates
(Note: This section of the Code is applicable only to Ameriprise and Threadneedle associates who have been so notified, and are subject to either the CMIA Investment Adviser Code of Ethics, or the Threadneedle Code of Ethics. Employees of CWAM and other Ameriprise associates should disregard this section.)
     Ameriprise/CMIA and Threadneedle associates, who have access to CWAM information (“associates with CWAM access”), are considered Covered Persons under the Columbia Wanger Asset Management (CWAM) Code of Ethics. As these associates are also subject to the Codes of Ethics of Ameriprise/CMIA and Threadneedle, respectively, they shall only be subject to certain requirements of the CWAM Code in order to be in compliance, as identified in this Part VI of the Code. It is understood that the Ameriprise/CMIA and Threadneedle Codes of Ethics have been drafted and applied to satisfy the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 of the Investment Company Act of 1940 (the “Investment Company Act”). The following procedures under the CWAM Code are being applied to Ameriprise/CMIA and Threadneedle associates as a method to prevent and monitor for front-running against CWAM Client Accounts, or the appearance of front-running or any other inherent conflict of interest between fulfilling a fiduciary duty to clients and personal investing.
     Ameriprise/CMIA and Threadneedle associates with CWAM access are required to sign an initial certification acknowledging their coverage under certain elements of the CWAM Code, re-certify annually, and pre-clear their personal transactions in Reportable Securities through CWAM Compliance. All other requirements of the Code shall be satisfied by their coverage under their respective Codes, however, the sanctions outlined in Part V shall still apply in the event a Code violation occurs. All bold terms within shall have the definition set forth in Appendix B of this Code, and pre-clearance requirements extend to any accounts or investments over which the Covered Person has Beneficial Ownership, as defined in Appendix A. Procedures are outlined below to allow Ameriprise and Threadneedle associates to meet their pre-clearance requirements as Covered Persons. By certifying to the CWAM Code of Ethics, Ameriprise/CMIA and Threadneedle associates agree to the procedures that hereby follow.
A. Pre-clearance of Transactions
     The following procedures should be used by Ameriprise/CMIA and Threadneedle associates with CWAM access to pre-clear personal transactions in Reportable Securities (except exempt transactions covered in Part III C of the CWAM Code of Ethics, or transactions in corporate securities of Ameriprise Financial).
               Pre-clearance Procedures
Step 1: Request authorization from CWAM Compliance to purchase or sell a Reportable Security, by sending an email to
dg.227W-CWAM_Personal_Trading@bankofamerica.com
Step 2: In the email request, indicate what security you are intending to purchase or sell, and the ticker symbol of the security.

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Step 3: Await confirmation for pre-clearance from CWAM Compliance to continue the pre-clearance process.
Step 4: If pre-clearance is received from CWAM Compliance, you must also pre-clear your transaction according to the Ameriprise/CMIA or Threadneedle Codes, as applicable. If pre-clearance is denied you may not place your transaction.
Step 5: Please retain a copy of the pre-clearance confirmation from CWAM Compliance for your records.
B. Reporting and Certifications
1. Initial Certification
    Ameriprise/CMIA and Threadneedle associates with CWAM access must complete an Initial Certification (Form A) and return it to CWAM within 10 days of becoming a Covered Person under the CWAM Code. Associates need not list their personal accounts and securities holdings along with Form A, but CWAM will be able to access this information through Ameriprise and Threadneedle Compliance, as needed.
2. Annual Certification
    Ameriprise and Threadneedle associates with CWAM access must complete an Annual Recertification (Form C) and return it to CWAM within 25 days of year-end. In doing so, associates with CWAM access affirm their understanding of certain elements of the Code and acknowledge and accept their responsibilities. Associates with CWAM access do not need to list their holdings on Form C, but must certify that they have reported their holdings as required by the Ameriprise/CMIA or Threadneedle Codes.
3. Quarterly Reporting
    Ameriprise/CMIA and Threadneedle associates with CWAM access are not required to supply CWAM with a holdings or transaction report each quarter, however CWAM may access trade information from Ameriprise or Threadneedle Compliance.
C. Penalties for Non-Compliance
     Ameriprise and Threadneedle associates with CWAM access who fail to comply with the pre-clearance procedures described in this section of the CWAM Code of Ethics, or fail to supply an annual certification, will be considered to be in violation of the CWAM Code of Ethics. The acts or failures to act in accordance with the CWAM Code of Ethics will be reviewed by the CWAM Code of Ethics Committee, and the associate will be subject to potential sanctions as described in Part V of the Code. These sanctions may or may not be in addition to any imposed by Ameriprise or Threadneedle for a Code violation.

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Appendix A — Beneficial Ownership
     You should carefully read this Appendix A to determine securities that are deemed to be beneficially owned by you for purposes of the Code. The definition of “Beneficial Ownership” for purposes of the Code is very broad and may include securities you would not intuitively consider to be owned by you. You should review this entire Appendix A and if you have any questions as to whether you beneficially own a security for purposes of the Code, contact the Compliance Department
     For purposes of this Appendix A, the term “you” includes members of your immediate family sharing the same household with you. Your “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The term “you” also includes any immediate family member not living in your household if the family member is economically dependent upon you.
Definitions
Beneficial Ownership. For purposes of the Code, you are deemed to have “Beneficial Ownership” of a security if you have: (i) a Pecuniary Interest in such security and Influence or Control over such security or (ii) Influence or Control over such security and such Influence or Control arises outside of your regular employment duties.
Pecuniary Interest. The term “Pecuniary Interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities whether through any contract, arrangement, understanding, relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement. You not only have a Pecuniary Interest in securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you.
Influence or Control. To have “Influence or Control” over a security, you must have an ability to prompt, induce or otherwise effect transactions in the security. Whether you have influence or control over a security is based upon the facts and circumstances of each case; however, the determining factor in each case will be whether you have an ability to prompt, induce or otherwise effect transactions in the security.

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Examples of How the Definition of Beneficial Ownership is Applied
     Set forth below are some examples of how the definition of Beneficial Ownership is applied in different contexts.
•	Family Holdings. You are deemed to have Beneficial Ownership of securities held by members of your immediate family sharing the same household with you. Your “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). You are deemed to have Beneficial Ownership of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

•	Partnership and Corporate Holdings. You are deemed to have Beneficial Ownership of securities held by an entity you directly or indirectly control. If you are a limited partner in a partnership, you will generally not be deemed to have Beneficially Ownership of securities held by such limited partnership, provided that you do not own a controlling voting interest in the partnership. If you own or otherwise control a corporation, limited liability company or other legal entity, you will be deemed to have Beneficial Ownership of such entity’s securities.

•	Trusts. You are deemed to have Beneficial Ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce or otherwise effect transactions in securities held by the trust. For example, you would be deemed to have Beneficial Ownership of securities held by a trust if you have the power to revoke the trust without the consent of another person, or if you have actual or de facto investment control over the trust. In a typical blind trust, you would not be deemed to have Beneficial Ownership of the securities held by the trust.

•	Estates. You are typically not deemed to have Beneficial Ownership of securities held by executors or administrators in estates in which you are a legatee or beneficiary unless, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate. You are typically deemed to have Beneficial Ownership of securities held by an estate if you act as the executor or administrator of such estate and, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate.

•	Where You Have Given Investment Discretion to Another Party. You are typically not deemed to have Beneficial Ownership of securities managed by someone other than yourself where you have given such party sole investment discretion. For example, you are not deemed to have Beneficial Ownership of securities held in an account at the Private Bank or BAI if the Private Bank or BAI exercises sole investment discretion with respect to such securities.

•	Where You Have Received Investment Discretion from Another Party Outside of Your Employment. You are typically deemed to have Beneficial Ownership of securities held in an account or other vehicle if you manage such account or other vehicle outside of your employment, even if you do not have an economic interest in such securities. For example, you are deemed to have Beneficial Ownership of securities held in a brokerage account if you have a power of attorney with respect to the account. Similarly, you are deemed to have Beneficial Ownership of securities held in an Education Trust if you

CWAM Code of Ethics
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have an ability to prompt, induce or otherwise effect transactions in such securities, even if you do not have an economic interest in the asset of the trust.

CWAM Code of Ethics
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Appendix B — Definitions
Terms used in this Code that are capitalized and bolded have a special meaning. To understand the Code, you need to understand the definitions of these terms below.
“Ameriprise Retirement Plan” means any retirement plan sponsored by Ameriprise for the benefit of its employees.
“Automatic Investment Plan” means a plan or other program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation. These may include payroll deduction plans, issuer dividend reinvestment programs, 401(k) automatic investment plans, or the annual vesting of units into shares in a Mutual Fund Incentive Program.
“BAC” means Bank of America Corporation and its affiliates.
“Being Considered for Purchase or Sale” — a security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person decides to make the recommendation.
“Beneficial Ownership” has the meaning set forth in Appendix A, and refers to securities not only held by a Covered Person for his or her benefit, but also held by others for his or her benefit in an account over which the Covered Person has Influence or Control.
“CCO” means CWAM’s Chief Compliance Officer or his/her designee.
“Client” means any entity to which CWAM provides financial services.
“Client Account” means any investment management account or fund for which CWAM acts as investment advisor or sub-advisor.
“Closed-end Fund” refers to a registered investment company whose shares are publicly traded in a secondary market rather than directly with the fund.
“CMIA” means Columbia Management Investment Advisers, LLC.
“Company-Directed 401(k) Plan” means a 401(k) plan that offers a limited number of investment options consisting solely of mutual funds in which one directs their investments. A 401(k) plan whereby the participant may direct stock investments is not a Company-Directed 401(k) Plan for purposes of this Code.
“Covered Person” is a person to whom this Code applies, including but not limited to CWAM officers, employees, and support partners.
“Family Holdings” and “Family/Household Member” refer to immediate family, sharing the same household as a Covered Person, or a family member outside of the household who is economically dependent on the Covered Person.

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“Federal Securities Laws” means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a —mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999)), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 —5314; 5316 — 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of Treasury.
“Influence or Control” has the meaning set forth in Appendix A, and refers to a person’s direct or indirect ability to affect the management of securities.
“Investment Account” means an account comprising all or a part of a person’s portfolio, held with a broker-dealer, bank, fund company, insurance company, or other entity capable of administering holdings of securities and funds on behalf of a client.
“Investment Person” refers to a Covered Person whose knowledge and influence on Client Accounts as a portfolio manager or research analyst necessitates the imposition of additional obligations and responsibilities under the Code.
“IPO” generally refers to a company’s first offer of shares to the public. Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.
“Late Trading” is the illegal trading of mutual funds wherein an order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day.
“Limited Offering” generally refers to an offering of securities that is not offered to the public and includes an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933.
“Market Timing” is the repeated buying, selling, or exchanging of fund shares by an individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice can occur in direct purchases and sales of fund shares, or through rapid reallocation of funds held in 401(k) plans or variable annuity or life policies.
“Reportable Fund” means shares of any open-end mutual fund registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Ameriprise Financial. The following companies are deemed to be controlled by Ameriprise for purposes of this Code: Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc., Columbia Management Pte. Ltd., Columbia Wanger Asset Management LP,        , A list of Reportable Funds as of the date of the last revision of this Code is attached hereto as Appendix D.
“Reportable Security” includes corporate securities, Closed-end Funds, options on securities, warrants, rights, exchange traded funds, foreign government debt obligations, and municipal securities, including 529 Plans. Reportable Securities therefore include anything that is considered a “security” under the Investment Advisers Act, but do not include:

CWAM Code of Ethics
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1.	Direct obligations of the United States Federal Government.

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

3.	Insurance company general accounts (short-term cash equivalent options of a variable life insurance policy).

4.	Shares of a money market fund or other short-term income or short-term bond funds. 5. Shares of any open-end mutual fund, including any shares of a Reportable Fund.

6.	Futures and options on futures. However, a proposed trade in a “single stock future” (a security future which involves a contract for sale for future delivery of a single security) is subject to the Code’s pre-clearance requirement.
If you have any question or doubt about whether an investment is a Reportable Security under this Code, ask Compliance.

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Appendix C — Other CWAM and Ameriprise Policies
•	CWAM Statement of Operations and Supervisory Procedures Manual

•	CWAM Information Wall Policy

•	CWAM Misuses of Material Nonpublic Information Policy

•	CWAM Portfolio Holdings Disclosure Policy

•	CWAM Gifts and Entertainment Policy

•	Ameriprise Limited Choice Policy

•	CMIA Investment Adviser Code of Ethics

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Appendix D — Reportable Funds
“Reportable Fund” means shares of any open-end investment company registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Ameriprise Financial. The following companies are deemed to be controlled by Ameriprise for purposes of this Code: Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc., Columbia Management Pte. Ltd., Columbia Wanger Asset Management LP,
RIVERSOURCE MUTUAL FUNDS — RETAIL
RiverSource 120/20 Contrarian Equity Fund
RiverSource Absolute Return Currency & Income Fund
RiverSource Balanced Fund
RiverSource California Tax-Exempt Fund
RiverSource Cash Management Fund
RiverSource Disciplined Equity Fund
RiverSource Disciplined International Equity Fund
RiverSource Disciplined Large Cap Growth Fund
RiverSource Disciplined Large Cap Value Fund
RiverSource Disciplined Small & Mid Cap Equity Fund
RiverSource Disciplined Small Cap Value Fund
RiverSource Diversified Bond Fund
RiverSource Diversified Equity Income Fund
RiverSource Dividend Opportunity Fund
RiverSource Emerging Markets Bond Fund
RiverSource Equity Value Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource Government Money Market Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities Fund
RiverSource Inflation Protected Securities Fund
RiverSource Intermediate Tax-Exempt Fund
RiverSource Limited Duration Bond Fund
RiverSource Mid Cap Growth Fund
RiverSource Mid Cap Value Fund
RiverSource Minnesota Tax-Exempt Fund
RiverSource New York Tax-Exempt Fund
RiverSource Partners Aggressive Growth Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Equity Fund
RiverSource Partners Small Cap Growth Fund
RiverSource Precious Metals and Mining Fund
RiverSource Real Estate Fund
RiverSource Recovery & Infrastructure Fund
RiverSource S&P 500 Index Fund
RiverSource Short Duration U.S. Government Fund
RiverSource Short-Term Cash Fund
RiverSource Small Company Index Fund
RiverSource Strategic Allocation Fund
RiverSource Strategic Income Allocation Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income Fund
RiverSource Tax-Exempt Money Market Fund
RiverSource U.S. Government Mortgage Fund
Seligman California High-Yield Municipal Fund
Seligman California Quality Municipal Fund
Seligman Capital Fund
Seligman Communications & Information Fund
Seligman Frontier Fund
Seligman Global Technology Fund
Seligman Growth Fund
Seligman Large-Cap Value Fund
Seligman Minnesota Municipal Fund
Seligman National Municipal Fund
Seligman New York Municipal Fund
Seligman Smaller-Cap Value Fund
Seligman TargETFund 2015
Seligman TargETFund 2025
Seligman TargETFund 2035
Seligman TargETFund 2045
Seligman TargETFund Core
Threadneedle Global Equity Income Fund
Threadneedle Asia Pacific Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
Threadneedle Global Extended Alpha Fund
Threadneedle International Opportunity Fund

CWAM Code of Ethics
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RIVERSOURCE HEDGE FUNDS
Integrity Boston Fund, L.P.
Seligman Financial Spectrum
Seligman Global Tech Spectrum Master Fund
Seligman Health Spectrum Master Fund
Seligman Health Spectrum Plus Fund
Seligman Spectrum Focus Master Fund
Seligman Spectrum Focus Master Fund — Cash
Seligman Spectrum Focus Master Fund — Consumer
Seligman Spectrum Focus Master Fund — Health Care
Seligman Spectrum Focus Master Fund — Technology
Seligman Tech Spectrum Fund
Seligman Technology 130/30 Fund
RIVERSOURCE MUTUAL FUND — VP
RiverSource Variable Portfolio — Balanced Fund
RiverSource Variable Portfolio — Cash Management Fund
RiverSource Variable Portfolio — Core Equity Fund
RiverSource Variable Portfolio — Diversified Bond Fund
RiverSource Variable Portfolio — Diversified Equity Income Fund
RiverSource Variable Portfolio — Dynamic Equity Fund
RiverSource Variable Portfolio — Global Bond Fund
RiverSource Variable Portfolio — Global Inflation Protected Securities Fund
RiverSource Variable Portfolio — High Yield Bond Fund
RiverSource Variable Portfolio — Income Opportunities Fund
RiverSource Variable Portfolio — Mid Cap Growth Fund
RiverSource Variable Portfolio — Mid Cap Value Fund
RiverSource Variable Portfolio — S&P 500 Index Fund
RiverSource Variable Portfolio — Short Duration U.S. Government Fund
Seligman Capital Portfolio
Seligman Common Stock Portfolio
Seligman Communications & Information Portfolio
Seligman Global Technology Portfolio
Seligman Investment Grade Fixed Income Portfolio
Seligman Large-Cap Value Portfolio
Seligman Smaller-Cap Value Portfolio
Seligman Variable Portfolio — Growth Fund
Seligman Variable Portfolio — Larger-Cap Value Fund
Seligman Variable Portfolio — Smaller-Cap Value Fund
Threadneedle Variable Portfolio — Emerging Markets Fund
Threadneedle Variable Portfolio — International Opportunity Fund
COLUMBIA MUTUAL FUNDS
Columbia Acorn Fund
Columbia Acorn International Fund
Columbia Acorn International Select Fund
Columbia Acorn Select Fund
Columbia Acorn USA Fund
Columbia Asset Allocation Fund
Columbia Asset Allocation Fund II
Columbia Balanced Fund
Columbia Blended Equity Fund
Columbia Bond Fund
Columbia CA Intermediate Muni Bond Fund
Columbia CA Tax-Exempt Fund
Columbia Conservative High Yield Fund
Columbia Contrarian Core Fund
Columbia Convertible Securities Fund
Columbia Core Bond Fund
Columbia CT Intermediate Muni Bond Fund
Columbia CT Tax-Exempt Fund
Columbia Disciplined Value Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Energy & Nat Resources Fund
Columbia Federal Securities Fund
Columbia GA Intermediate Muni Bond Fund
Columbia Global Value Fund
Columbia Greater China Fund
Columbia High Income Fund
Columbia High Yield Municipal Fund
Columbia High Yield Opportunity Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund
Columbia International Growth Fund
Columbia International Stock Fund
Columbia International Value Fund
Columbia Large Cap Core Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Growth Fund
Columbia Large Cap Index Fund
Columbia Large Cap Value Fund
Columbia Liberty Fund
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income & Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia MA Intermediate Muni Bond Fund
Columbia MA Tax-Exempt Fund
Columbia Marsico 21st Century Fund
Columbia Marsico Focused Equities Fund
Columbia Marsico Global Fund
Columbia Marsico Growth Fund
Columbia Marsico Intl Opportunities Fund

CWAM Code of Ethics
Revised 3/12/10
Columbia Masters International Equity Portfolio
Columbia MD Intermediate Muni Bond Fund
Columbia Mid Cap Core Fund
Columbia Mid Cap Growth Fund
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund
Columbia Multi-Advisor Intl Equity Fund
Columbia NC Intermediate Muni Bond Fund
Columbia NJ Intermediate Muni Bond Fund
Columbia NY Intermediate Muni Bond Fund
Columbia NY Tax-Exempt Fund
Columbia OR Intermediate Muni Bond Fund
Columbia Overseas Value Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia RI Intermediate Muni Bond Fund
Columbia SC Intermediate Muni Bond Fund
Columbia Select Large Cap Growth Fund
Columbia Select Opportunities Fund
Columbia Select Small Cap Fund
Columbia Short-Intermediate Bond Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Growth Fund II
Columbia Small Cap Index Fund
Columbia Small Cap Value Fund I
Columbia Small Cap Value Fund II
Columbia Strategic Income Fund
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia Thermostat Fund
Columbia Total Return Bond Fund
Columbia U.S. Treasury Index Fund
Columbia VA Intermediate Muni Bond Fund
Columbia Value & Restructuring Fund
Columbia World Equity Fund
COLUMBIA RETIREMENT PORTFOLIOS
Columbia Retirement 2005 Portfolio
Columbia Retirement 2010 Portfolio
Columbia Retirement 2015 Portfolio
Columbia Retirement 2020 Portfolio
Columbia Retirement 2025 Portfolio
Columbia Retirement 2030 Portfolio
Columbia Retirement 2035 Portfolio
Columbia Retirement 2040 Portfolio
COLUMBIA VARIABLE PRODUCTS
Columbia Asset Allocation Fund, VS
Columbia Federal Securities Fund, VS
Columbia High Yield Fund, VS
Columbia International Fund, VS
Columbia Large Cap Growth VS
Columbia Large Cap Value Fund, VS
Columbia Marsico 21 Century Fund, VS
Columbia Marsico Focused Equities Fund, VS
Columbia Marsico Growth Fund, VS
Columbia Marsico Intl Opportunities Fund, VS
Columbia Mid Cap Growth Fund, VS
Columbia Mid Cap Value Fund, VS
Columbia S & P 500 Index Fund, VS
Columbia Select Large Cap Growth Fund, VS
Columbia Select Opportunities Fund, VS
Columbia Small Cap Value Fund, VS
Columbia Small Company Growth Fund, VS
Columbia Strategic Income Fund, VS
Columbia Value & Restructuring Fund, VS
SUB-ADVISED COVERED FUNDS
AEGON/Transamerica Series Trust
ATST Marsico Growth Fund
AIG — SunAmerica Series Trust
Sun America Series Trust Technology Port
Allianz Life Advisers, LLC — Allianz Variable Insurance Products Trust
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund
AZL Columbia Technology Portfolio
Calvert Variable Series Ameritas Mid-Cap Value Fund
ING USA Annuity and Life Insurance Company — ING Partners, Inc.
ING Columbia SCV II Portfolio
John Hancock Funds II Mid-Cap Value Equity Fund
John Hancock Trust Mid-Cap Value Equity Trust
John Hancock Funds Trust II
John Hancock Value & Restructuring Portfolio
John Hancock Trust
John Hancock Value & Restructuring Portfolio
Lincoln Variable Insurance Products Trust
LVIP Columbia Value Opportunities Fund
Nationwide Variable Insurance Trust Multi-Manager Mid-Cap Value Fund
Optimum Small-Mid Cap Growth Fund
Pacific Life — Pacific Select Fund
Pacific Select Fund — Technology Portfolio
Prudential Retirement Insurance and Annuity Company Mid-Cap Value
WANGER ADVISORS TRUST FUNDS
Wanger USA
Wanger Select
Wanger International
Wanger International Select
WANGER INVESTMENT COMPANY PLC.
Wanger U.S. Smaller Companies
Wanger European Smaller Companies